Exhibit 99.1

NEWS RELEASE

Contact:

Alliance HealthCare Services

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2010

AND REAFFIRMS FULL YEAR 2010 GUIDANCE

NEWPORT BEACH, CA—April 28, 2010—Alliance HealthCare Services, Inc. (NYSE:AIQ) (the “Company” or “Alliance”), a leading national provider of outpatient diagnostic imaging and radiation therapy services, announced results for the first quarter ended March 31, 2010.

First Quarter 2010 Financial Results

Revenue for the first quarter of 2010 was $118.7 million compared to $131.8 million in the first quarter of 2009, a decrease of 10.0%. On a sequential quarter basis, revenue decreased 0.7% from $118.7 million in the first quarter of 2010 compared to $119.5 million in the fourth quarter of 2009.

Alliance’s Adjusted EBITDA (as defined below) was $40.2 million in the first quarter of 2010 compared to $47.8 million in the first quarter 2009, a decrease of 16.0%.  On a sequential quarter basis, Adjusted EBITDA increased 5.1% from $40.2 million in the first quarter of 2010 compared to $38.2 million in the fourth quarter of 2009.

Earnings (loss) per share on a diluted basis, computed in accordance with generally accepted accounting principles (“GAAP”), were ($0.04) per share in the first quarter of 2010 and $0.08 per share in the first quarter of 2009. In the first quarter of 2010 earnings (loss) per share on a diluted basis were impacted by fair value adjustments related to interest rate swaps of ($0.01) per share, severance and related costs and mergers and acquisitions transaction costs of ($0.01) per share in the aggregate and ($0.01) per share due to a lower GAAP income tax rate than our historical income tax rate.  Alliance’s historical income tax rate has been between 42% and 43%, specifically 42.2% in the first quarter of 2009, rather than the GAAP income tax benefit rate of 22.1% in the first quarter of 2010.

Alliance’s net loss, computed in accordance with GAAP, totaled ($2.2) million in the first quarter of 2010 compared to net income of $4.3 million in the first quarter of 2009.

Cash flows provided by operating activities were $30.7 million in the first quarter of 2010 compared to $32.9 million in the first quarter of 2009.  Capital expenditures in the first quarter of 2010 were $20.2 million compared to $14.9 million in the first quarter of 2009. Alliance opened 4 new fixed-site imaging centers in the first quarter of 2010.

Alliance’s net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, decreased $10.2 million to $545.8 million at March 31, 2010 from $556.0 million at December 31, 2009. Cash and cash equivalents were $114.2 million at March 31, 2010 and $111.9 million at December 31, 2009. The Company’s net debt, as defined above, divided by the last twelve months Adjusted EBITDA, was 3.2x for the twelve month period ended March 31, 2010.

The Company’s total long-term debt (including current maturities) decreased to $660.0 million at March 31, 2010 from $667.9 million at December 31, 2009. The Company’s total debt divided by last twelve months Adjusted EBITDA was 3.8x for the twelve month period ended March 31, 2010.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “Alliance HealthCare Services first quarter performance reflects an improvement in profitability from fourth quarter 2009 levels. We are encouraged by the macroeconomic trends which appear to be stabilizing. We will continue to make investments in radiation oncology centers and fixed-site imaging centers in partnership with hospitals, and continue to pursue selective acquisitions.”

Full Year 2010 Guidance

Alliance is reaffirming its full year 2010 guidance ranges as follows:

Guidance Ranges
(Dollars in millions)

Revenue	$470 - $500
Adjusted EBITDA	$155 - $180
Cash capital expenditures	$65 - $75
Decrease in long-term debt, net of the change in cash and cash equivalents (before acquisitions)	$30 - $50
Fixed-site imaging center openings	20 - 25
Radiation oncology center openings	5 - 8

First Quarter 2010 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing first quarter 2010 results.  The conference call is scheduled for Thursday, April 29 at 8:30 a.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.alliancehealthcareservices-us.com. Click on Audio Presentations in the Investors section of the website to access the link.

The conference call can be accessed at (888) 694-4676 (United States) or (973) 582-2737 (International).  Interested parties should call at least 5 minutes prior to the call to register.  A telephone replay will be available until July 29, 2010.  The telephone replay can be accessed by calling (800) 642-1687 (United States) or (706) 645-9291 (International).  The conference call identification number is 71771669.

Definition of Adjusted EBITDA

Adjusted EBITDA, as defined by the Company’s management, represents net income before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; loss on extinguishment of debt; fees and expenses related to acquisitions and other non-cash charges included in other income (expense), net, which includes non-cash losses on sales of equipment. The components used to reconcile net income to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles, or “GAAP.”  For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “Adjusted EBITDA” included in the tables following this release.

About Alliance HealthCare Services

Alliance HealthCare Services is a leading national provider of shared-service and fixed-site diagnostic imaging services, based upon annual revenue and number of diagnostic imaging systems deployed, and a provider of radiation therapy services. Alliance provides imaging and therapeutic services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of fixed-site imaging and radiation therapy centers.  The Company had 507 diagnostic imaging and radiation therapy systems, including 297 MRI systems and 125 PET or PET/CT systems, and served over 1,000 clients in 45 states at March 31, 2010. The Company operated 119 fixed-site imaging centers (three in unconsolidated joint ventures), which includes systems installed in hospitals or other buildings on or near hospital campuses, medical groups’ offices, or medical buildings and retail sites.  The Company also operated 25 radiation therapy centers and stereotactic radiosurgery facilities (two radiation therapy centers are in unconsolidated joint ventures) as of March 31, 2010.

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to investment, development and acquisition activity, the implementation of strategic initiatives, the integration of acquired businesses into the Company, the opening of new imaging and radiation oncology centers, and the Company’s full year 2010 guidance. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.”  Forward-looking statements by their nature address matters that are uncertain and subject to risks.  Such uncertainties and risks include:  changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission (the “SEC”) as may be modified or supplemented by our subsequent filings with the SEC.  These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

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ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	Quarter Ended
	March 31,
	2009	2010

Revenues	$131,788	$118,661

Costs and expenses:
Cost of revenues, excluding depreciation and amortization	68,879	65,226
Selling, general and administrative expenses	17,893	16,117
Transaction costs	431	351
Severance and related costs	182	462
Depreciation expense	23,650	23,691
Amortization expense	2,776	2,806
Interest expense and other, net	10,677	13,304
Other (income) and expense, net	(256)	(360)
Total costs and expenses	124,232	121,597

Income (loss) before income taxes, earnings from unconsolidated investees, and noncontrolling interest, net of tax	7,556	(2,936)
Income tax expense (benefit)	3,161	(613)
Earnings from unconsolidated investees	(587)	(907)
Net income (loss)	4,982	(1,416)
Less: Net income attributable to noncontrolling interest, net of tax	(654)	(747)
Net income (loss) attributable to Alliance HealthCare Services, Inc.	$4,328	$(2,163)

Comprehensive income (loss), net of taxes:
Net income (loss) attributable to Alliance HealthCare Services, Inc.	$4,328	$(2,163)
Unrealized (loss) gain on hedging transactions, net of taxes	(862)	495
Comprehensive income (loss), net of taxes:	$3,466	$(1,668)

Earnings (loss) per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$0.08	$(0.04)
Diluted	$0.08	$(0.04)

Weighted average number of shares of common stock and common stock equivalents:
Basic	51,651	52,755
Diluted	52,294	52,755

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31,	March 31,
	2009	2010
ASSETS
Current assets:
Cash and cash equivalents	$111,884	$114,197
Accounts receivable, net of allowance for doubtful accounts	61,912	61,632
Deferred income taxes	19,058	19,058
Prepaid expenses and other current assets	9,184	8,833
Other receivables	4,197	3,471
Total current assets	206,235	207,191

Equipment, at cost	863,804	874,213
Less accumulated depreciation	(523,748)	(537,432)
Equipment, net	340,056	336,781

Goodwill	194,243	194,243
Other intangible assets, net	100,188	97,157
Deferred financing costs, net	17,143	16,651
Other assets	29,971	26,915
Total assets	$887,836	$878,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,888	$16,112
Accrued compensation and related expenses	17,311	18,038
Accrued interest payable	3,789	9,595
Other accrued liabilities	32,887	34,143
Current portion of long-term debt	16,902	10,978
Total current liabilities	94,777	88,866

Long-term debt, net of current portion	463,455	461,460
Senior notes	187,533	187,600
Other liabilities	3,737	3,592
Deferred income taxes	103,572	103,145
Total liabilities	853,074	844,663

Stockholders’ equity:
Common stock	516	523
Treasury stock	(2,333)	(2,333)
Additional paid-in capital	10,652	12,229
Accumulated comprehensive loss	(2,392)	(1,897)
Retained earnings	21,477	19,314
Total stockholders’ equity attributable to Alliance HealthCare Services, Inc.	27,920	27,836
Noncontrolling interest	6,842	6,439
Total stockholders’ equity	34,762	34,275
Total liabilities and stockholders’ equity	$887,836	$878,938

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Quarter Ended March 31,
	2009	2010
Operating activities:
Net income (loss)	$4,982	$(1,416)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	466	(141)
Share-based payment	1,663	1,520
Depreciation and amortization	26,426	26,497
Amortization of deferred financing costs	580	645
Accretion of discount on long term debt	555	378
Adjustment of derivatives to fair value	(635)	(578)
Distributions greater than undistributed earnings from investees	65	513
Deferred income taxes	2,414	(772)
Excess tax benefit from share-based payment arrangements	(7)	—
Gain on sale of assets	(362)	(360)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,207)	421
Prepaid expenses and other current assets	1,937	351
Other receivables	(2,365)	726
Other assets	(4,481)	201
Accounts payable	(1,019)	(4,788)
Accrued compensation and related expenses	(654)	727
Accrued interest payable	5,135	5,806
Income taxes payable	70	50
Other accrued liabilities	1,305	871
Other liabilities	(1)	—
Net cash provided by operating activities	32,867	30,651

Investing activities:
Equipment purchases	(14,891)	(20,205)
(Increase) decrease in deposits on equipment	(905)	553
Acquisitions, net of cash received	(580)	—
Decrease in cash in escrow	2,075	—
Proceeds from sale of assets	2,348	772
Net cash used in investing activities	(11,953)	(18,880)

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Quarter Ended March 31,
	2009	2010

Financing activities:
Principal payments on equipment debt	(2,207)	(1,856)
Proceeds from equipment debt	415	358
Principal payments on term loan facility	—	(1,150)
Principal payments on senior subordinated notes	—	(5,582)
Payments of debt issuance costs	(157)	(153)
Noncontrolling interest in subsidiaries	(1,210)	(1,150)
Proceeds from shared-based payment arrangements	42	75
Excess tax benefit from share-based payment arrangements	7	—
Net cash used in financing activities	(3,110)	(9,458)

Net increase in cash and cash equivalents	17,804	2,313
Cash and cash equivalents, beginning of period	73,305	111,884
Cash and cash equivalents, end of period	$91,109	$114,197

Supplemental disclosure of cash flow information:
Interest paid	$5,196	$5,591
Income taxes paid, net of refunds	216	67

Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$—	$52
Capital lease obligations related to the purchase of equipment	5,307	—
Capital lease obligations transferred	(707)	—
Comprehensive loss from hedging transactions, net of taxes	(862)	495
Equipment purchases in accounts payable	20	1,217

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA, as defined by the Company’s management, represents net income before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; loss on extinguishment of debt; fees and expenses related to acquisitions and other non-cash charges included in other income (expense), net, which includes non-cash losses on sales of equipment. The components used to reconcile net income to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles, or “GAAP.”

Management uses Adjusted EBITDA, and believes it is a useful measure for investors, for a variety of reasons.  Management regularly communicates its Adjusted EBITDA results and management’s interpretation of such results to its board of directors. Management also compares the Company’s Adjusted EBITDA performance against internal targets as a key factor in determining cash incentive compensation for executives and other employees, largely because management feels that this measure is indicative of how our diagnostic imaging and radiation oncology business is performing and is being managed. Management believes that Adjusted EBITDA is a particularly useful comparative measure within the Company’s industry. The diagnostic imaging and radiation oncology industry continues to experience significant consolidation.  These activities have led to significant charges to earnings, such as those resulting from acquisition costs, and to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. In addition, management believes that because of the variety of equity awards used by companies, the varying methodologies for determining non-cash share-based compensation expense among companies and from period to period, and the subjective assumptions involved in that determination, excluding non-cash share-based  compensation from Adjusted EBITDA enhances company-to-company comparisons over multiple fiscal periods and enhances the Company’s ability to analyze the performance of its diagnostic imaging and radiation oncology business.

Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies. In addition, Adjusted EBITDA has other limitations as an analytical financial measure. These limitations include the fact that Adjusted EBITDA is calculated before recurring cash charges including interest expense, income taxes and severance costs, and is not adjusted for capital expenditures, the replacement cost of assets or other recurring cash requirements of the Company’s business.  Adjusted EBITDA also does not reflect any cost for equity awards to employees.  In the future, the Company expects that it may incur expenses similar to the excluded items discussed above. Accordingly, the exclusion of these and other similar items in the Company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.  Management compensates for the limitations of using Adjusted EBITDA as an analytical measure by relying on the Company’s GAAP results to evaluate its operating performance and by considering independently the economic effects of the items that are or are not reflected in Adjusted EBITDA.  Management also compensates for these limitations by providing GAAP-based disclosures concerning the excluded items in the Company’s financial disclosures. As a result of these limitations, however, Adjusted EBITDA should not be considered as an alternative to net income, as calculated in accordance with GAAP, or as an alternative to any other GAAP measure of operating performance.

The calculation of Adjusted EBITDA is shown below:

	First Quarter Ended March 31,
	2009	2010
Net income attributable to Alliance HealthCare Services, Inc.	$4,328	$(2,163)
Income tax expense (benefit)	3,161	(613)
Interest expense and other, net	10,677	13,304
Amortization expense	2,776	2,806
Depreciation expense	23,650	23,691
Share-based payment (included in
selling, general and administrative expenses)	1,647	1,506
Noncontrolling interest in subsidiaries	654	747
Severance and related costs	182	462
Transaction costs	431	351
Other non-cash charges (included in other income and expenses, net)	327	79
Adjusted EBITDA	$47,833	$40,170

The reconciliation from net income to Adjusted EBITDA for the 2010 guidance range is shown below (in millions):

	2010 Full Year Guidance Range
Net (loss) income	$(5)	$5
Income tax (benefit) expense	(4)	4
Depreciation expense; amortization expense; interest expense and other, net; noncontrolling interest in subsidiaries; share-based payment and other expenses	164	171
Adjusted EBITDA	$155	$180

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	First Quarter Ended
	March 31,
	2009	2010
MRI
Average number of total systems	285.4	274.3
Average number of scan-based systems	242.2	233.1
Scans per system per day (scan-based systems)	9.13	8.20
Total number of scan-based MRI scans	147,656	122,580
Price per scan	$380.99	$390.32

Scan-based MRI revenue (in millions)	$56.3	$47.9
Non-scan based MRI revenue (in millions)	6.3	5.1
Total MRI revenue (in millions)	$62.6	$53.0

PET and PET/CT
Average number of systems	110.5	119.1
Scans per system per day	6.15	5.80
Total number of PET and PET/CT scans	45,113	44,231
Price per scan	$1,116	$1,075

Total PET and PET/CT revenue (in millions)	$51.0	$48.3

Revenue breakdown (in millions)
Total MRI revenue	$62.6	$53.0
PET and PET/CT revenue	51.0	48.3
Radiation oncology revenue	8.9	10.8
Other modalities and other revenue	9.3	6.6
Total revenues	$131.8	$118.7

	2009	2010
Total fixed-site revenue (in millions)
First quarter ended March 31	$29.1	$27.5

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

MRI REVENUE GAP

(in millions)

The Company utilizes the MRI revenue gap as a statistical measure of its MRI client losses and new client contracts.  The MRI revenue gap is calculated by measuring the difference between (a) the quarterly MRI revenue run rate lost as a result of clients choosing to terminate contracts with the Company, excluding clients for which Alliance provides interim service and clients that the Company elects to terminate, and (b) projected quarterly new MRI revenue from new client contracts commencing service in the quarter.

The MRI revenue gap for the last eight calendar quarters and the last twelve month period ended March 31, 2010 is as follows:

	(a)	(b)
	Revenue	New	MRI
	Lost	Revenue	Revenue Gap
2008
Second Quarter	$(9.1)	$4.7	$(4.4)
Third Quarter	(7.0)	2.2	(4.8)
Fourth Quarter	(7.7)	4.0	(3.7)

2009
First Quarter	(5.7)	2.3	(3.4)
Second Quarter	(9.0)	6.8	(2.2)
Third Quarter	(12.5)	4.2	(8.3)
Fourth Quarter	(12.8)	7.4	(5.4)

2010
First Quarter	(7.3)	5.2	(2.1)

Last Twelve Months Ended March 31, 2010	$(41.6)	$23.6	$(18.0)